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                                                                     Exhibit 3.3


                          EYE CARE INTERNATIONAL, INC.

                           Certificate of Designation
                      Series A Convertible Preferred Stock

                             Pursuant to Section 151
                                     of the
                General Corporation Law of the State of Delaware

         Eye Care International, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), DOES HEREBY CERTIFY that, at a meeting of the Board of Directors on November 10, 1999, the following resolution was duly adopted by the Board of Directors of the Corporation pursuant to Section 151 of the General Corporation Law of the State of Delaware:

                  RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by Article 4 of the Corporation's certificate of incorporation, as amended (the "Certificate of Incorporation"), a series of Preferred Stock of the Corporation be, and it hereby is, created out of the authorized but unissued shares of the capital stock of the Corporation, such series to be designated Series A Convertible Preferred Stock (the "Series A Preferred Stock"), to consist of 1,500 shares, par value $0.001 per share, of which the preferences and relative and other rights, and the qualifications, limitations or restrictions thereof, shall be (in addition to those set forth in the Corporation's Certificate of Incorporation) as follows:

         1. Dividend Rights. Holders of shares of Series A Preferred Stock shall have no right to receive dividends.

         2. Liquidation Rights.
            ------------------

                  2.1 In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary (each of which is hereinafter referred to as a "Liquidation"), the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount per share equal to $1,000, before any distribution shall be made to the holders of Class A or Class B Common Stock or any other stock junior to Series A Preferred Stock as to the distribution of assets upon Liquidation. (Except as specifically indicated or unless the context requires otherwise, references


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herein to Common Stock include the Class A and Class B Common Stock). If upon
Liquidation the Corporation's assets are not sufficient to pay in full the amounts so payable to the holders of shares of Series A Preferred Stock and the holders of any other series of Preferred Stock ranking on a parity as to the distribution of assets on Liquidation with shares of Series A Preferred Stock, all shares of Series A Preferred Stock and of such other series of Preferred Stock shall participate ratably in the distribution of assets in proportion to the full amounts to which they are respectively entitled.

                  2.2 For the purpose of this Paragraph 2, a consolidation or merger of the Corporation with any other corporation, or the sale, transfer or lease of all or substantially all of its assets, shall not constitute or be deemed Liquidation.

         3. Redemption.
            ----------

                  3.1 At any time on or after the third anniversary of the date upon which shares of Series A Preferred Stock are first issued (the "Date of Initial Issue"), the Corporation shall have the right to redeem, in whole or in part, all of the outstanding shares of Series A Preferred Stock at a price of $1,200 per share to the extent the Corporation shall have funds legally available for such payment.

                  3.2 Notice or redemption of Series A Preferred Stock shall be given to the holders of shares of Series A Preferred Stock by mailing to such holders a notice of such redemption, first class, postage prepaid, not less than 20 nor more than 30 days before the date fixed for redemption, at their last addresses as they shall appear upon the books of the Corporation. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the stockholder receives such notice; and failure duly to give such notice by mail, or any defect in such notice, to any stockholder whose shares of Series A Preferred Stock have been designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series A Preferred Stock. The notice of redemption shall state the number of outstanding shares of Series A Preferred Stock to be redeemed from such holder and the date fixed for such redemption, the price at which such shares are to be redeemed, and where payment of the redemption price is to be made upon surrender of such shares.

                  3.3 On and after the date fixed in any such notice of redemption as the date of redemption (unless default shall be made by the Corporation in providing moneys for the payment of the redemption price), all rights as stockholders of the Corporation of the holders of shares of Series A Preferred Stock to be redeemed, except the right to receive the redemption price as herein provided, shall cease and terminate. At any time on or after the date fixed as aforesaid for such redemption, the respective holders of record of shares of Series A Preferred Stock to be redeemed shall be entitled to receive the redemption price upon actual delivery to the Corporation of certificates of the shares to be redeemed, such certificates, if required by the Corporation, too

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be properly stamped for transfer and duly endorsed in blank or accompanied by proper instruments of assignment and transfer thereof duly executed in blank.

                  3.4 In the event that the Corporation does not have funds legally available to redeem all of the shares of Series A Preferred Stock at the time specified in Paragraph 3.3, the Corporation shall so advise the holder or holders of the shares in writing by first class registered or certified mail sent to each such holder's address as it appears on the records of the Corporation, and the obligation of the Corporation to redeem such shares shall be postponed until such time as the Corporation shall have funds legally available to permit such redemption. At such time, the Corporation shall fix a postponed date for the redemption and so advise the holder or holders of such shares in writing in the manner provided in Paragraph 3.2.

         4. Status of Series A Preferred Stock Reacquired. Shares of Series A Preferred Stock which have been issued and reacquired in any manner shall (upon compliance with applicable provisions of the laws of the State of Delaware), be deemed to be canceled and have the status of authorized and unissued shares of the class of Preferred Stock issuable in series undesignated as to series and may be redesignated and reissued.

         5. Voting Rights. Except as required by law, no holder of Series A Preferred Stock will be entitled to vote on matters as to which stockholders generally are entitled to vote.

         6. Conversion Rights.
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                  6.1 Each share of Series A Preferred Stock shall be
convertible, at the option of the holder thereof, into 2,000 shares of Class A Common Stock (the "Conversion Rate"), subject to adjustment as hereinafter provided, at any time or from time to time upon the terms and in the manner hereinafter set forth in this Paragraph 6.

                  6.1.2 In order to convert shares of Series A Preferred Stock into Class A Common Stock, the holder thereof shall (i) surrender the certificate or certificates for such shares of Series A Preferred Stock, duly endorsed to the Corporation or in blank, to the Corporation at its principal office or at the office of the agency maintained for such purposes, (ii) give written notice to the Corporation at such office that such holder elects to convert such shares of Series A Preferred Stock, and (iii) state in writing therein the name or names in which such holder wishes the certificate or certificates for shares of Class A Common Stock to be issued. Each conversion shall be deemed to have been effected at the close of business on the date on which the Corporation or such agency shall have received such surrendered Series A Preferred Stock certificate(s), and the person or persons in whose name or names any certificate or certificates for shares of Class A Common Stock shall be issuable upon such conversion shall be deemed to have become the record holder or holders of the shares represented thereby on such date. As soon as practicable after such conversion, the Corporation shall issue or deliver at such office to the holder for whose account such shares of Series A Preferred Stock were so surrendered, or to such holder's nominee or nominees, certificates (bearing such legend(s) as may be required under applicable securities laws) for


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the number of full shares of Class A Common Stock to which such holder shall be entitled, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the closing price per share of the Class A Common Stock on the principal exchange (including for this purpose, the Nasdaq National Market) on which it is then listed, or if it is not so listed, the closing bid price per share for such stock, as reported by Nasdaq, the OTC Bulletin Board, the National Quotation Bureau, Incorporated or other similar service which regularly reports closing bid quotations for such stock, in each instance as of the close of business on the date of such conversion.

                  6.2 The conversion rate shall be subject to adjustment from time to time in case the Corporation shall pay a stock dividend on its Class A Common Stock (other than in shares of the Series A Preferred Stock), or in case the Corporation shall subdivide or combine the outstanding shares of Class A Common Stock, the conversion rate shall immediately be proportionately adjusted. In case of any capital reorganization or any reclassification of the capital stock of the Corporation or in case of the consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation as or substantially as an entirety to another corporation, each share of Series A Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Class A Common Stock of the Corporation then deliverable upon conversion of such share of Series A Preferred Stock would have been entitled upon such reorganization, reclassification, consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the shares of Series A Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the conversion rate) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the shares of Series A Preferred Stock.

                  6.3 No adjustment in the conversion rate shall be required unless such adjustment (and any other adjustments which by reason of this Paragraph 6.3 are not required to be made) would not, if made, entitle the holders of all then outstanding shares of Series A Preferred Stock upon conversion thereof to receive additional shares of Class A Common Stock equal in the aggregate to one percent (1%) or more of the total issued and outstanding shares of Class A Common Stock. All calculations under this Paragraph 6.3 shall be made to the nearest one one-hundredth (1/100) of a share.

                  6.4 Whenever the conversion rate is adjusted as herein provided, an officer of the Corporation shall compute the adjusted conversion rate in accordance with the foregoing provisions and shall prepare a written instrument setting forth such adjusted conversion rate and showing in detail the facts upon which such adjustment is based, and a copy of such written instrument shall forthwith be mailed to each holder of record of the Series A Preferred Stock, and made available for inspection by the stockholders of the Corporation.


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                  6.5 The Corporation shall at all times reserve and keep
available, free from preemptive rights, out of its authorized but unissued Class A Common Stock, for the purpose of effecting the conversion of the shares of Series A Preferred Stock, the full number of shares of Class A Common Stock then deliverable upon the conversion of all shares of Series A Preferred Stock then outstanding, and such shares shall be listed, subject to notice of issuance, on any stock exchange(s) on which outstanding shares of Class A Common Stock may then be listed.

                  6.6 The Corporation will pay and all taxes that may be payable in respect of the issuance or delivery of shares of Class A Common Stock on conversion of shares of Series A Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Class A Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

                  6.7 All issued and outstanding shares of Series A Preferred Stock shall be deemed to have been converted into, and shall (without any action of the holder thereof) become, that number of fully paid and nonassessable shares of Class A Common Stock into which such shares of Series A Preferred Stock are then convertible in accordance with the provisions of this Paragraph 6 immediately upon the consummation of the Corporation's sale of Common Stock in a bona fide public offering on an underwritten firm commitment basis pursuant to a registration statement declared effective by the Securities and Exchange Commission pursuant to the Securities Act of 1933, which public offering results in aggregate gross cash proceeds to the Corporation of at least $5,000,000.

         7. Exclusion of Other Rights. Except as may otherwise be required by law, the shares of Series A Preferred Stock shall not have any preferences or relative, participating, optional or other special rights other than those specifically set forth in this resolution and in the Certificate of Incorporation, as amended.

         8. Severability of Provisions. If any right, preference or limitation of the Series A Preferred set forth in this resolution is invalid, unlawful, or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

         9. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.


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         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed and this certificate to be signed by Clark Marcus, its President and Chief Executive Officer, and attested to by James L. Koenig, its Secretary, this 10th day of November 1999.



                                           /s/ Clark Marcus
                                           -------------------------------------
                                           Clark Marcus
                                           President and Chief Executive Officer

[CORPORATE SEAL]

ATTEST:



/s/ James L. Koenig
-----------------------------------------
         James L. Koenig
         Secretary



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